SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 26, 2002

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA	1-11515	47-0658852

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

13220 CALIFORNIA STREET, OMAHA, NEBRASKA	68154

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (402) 554-9200

NOT APPLICABLE

(Former name or former address, if changed since last report)

COMMERCIAL FEDERAL CORPORATION
FORM 8-K
CURRENT REPORT

Item 5.  Other Events:

On November 26, 2002, Commercial Federal Corporation announced that it would redeem the CFC Preferred Trust trust preferred securities on December 31, 2002. The redemption price is equal to the $25.00 liquidation amount of each security plus all accrued and unpaid distributions per security up to the redemption date. The redemption price will be due and payable to holders of record on December 31, 2002, when distributions will cease to accrue.

Information regarding this announcement is set forth in the press release dated November 26, 2002, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits:

(a	)	Exhibits:

		Exhibit 99	Press release dated November 26, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL FEDERAL CORPORATION (Registrant)

Date: Novembr 27, 2002	/s/ David S. Fisher David S. Fisher Executive Vice President and Chief Financial Officer (Duly Authorized Officer)

3